Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-18979), Form S-8 (File No. 33-65443), Form S-8 (File No. 333-74825), Form S-8 (File No. 333-75312), Form S-8 (File No. 333-122002), Form S-8 (File No. 333-122554), and Form S-3 (File No. 333-109139) of Meridian Bioscience, Inc. of our report dated November 12, 2004 (except for Note 12, as to which the date is December 6, 2005) relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
November 27, 2006